UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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ARMADA HOFFLER PROPERTIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 30, 2015

Dear Fellow Stockholders:

You are cordially invited to attend the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of Armada Hoffler Properties, Inc., which will be held at The Westin Virginia Beach Town Center, located at 4535 Commerce Street, Virginia Beach, VA 23462, on Wednesday, June 17, 2015, at 10:00 a.m. Eastern Time.

The matters expected to be acted upon at the meeting are described in detail in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

In accordance with U.S. Securities and Exchange Commission rules, we are using the Internet as our primary means of furnishing proxy materials to stockholders. Because we are using the Internet, most stockholders will not receive paper copies of our proxy materials. We will instead send the stockholders a notice with instructions for accessing the proxy materials and voting via the Internet. This notice also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose. We believe the use of the Internet makes the proxy distribution process more efficient and less costly, and helps in conserving natural resources.

The Proxy Statement, the notice of annual meeting and the 2014 Annual Report to Stockholders/Form 10-K are available at http://www.proxyvote.com and may also be accessed through our website at www.ArmadaHoffler.com under the “Investor Relations” section. If you would like to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy.

Your vote is important. Please cast your vote as soon as possible over the Internet, by telephone, or by completing and returning the proxy card to ensure that your shares are represented. Your vote by written proxy will ensure your representation at the Annual Meeting regardless of whether or not you attend in person. Returning the proxy does not deprive you of your right to attend the Annual Meeting and to vote your shares in person.

On behalf of our Board of Directors and our employees, we thank you for your continued interest in and support of our company. We look forward to seeing you on June 17, 2015.

Sincerely,

Louis S. Haddad	Daniel A. Hoffler
President, Chief Executive Officer, Director	Executive Chairman of the Board of Directors

ARMADA HOFFLER PROPERTIES, INC.

222 Central Park Avenue

Suite 2100

Virginia Beach, Virginia 23462

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 17, 2015

NOTICE IS HEREBY GIVEN that the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of Armada Hoffler Properties will be held at The Westin Virginia Beach Town Center, located at 4535 Commerce Street, Virginia Beach, VA 23462, on Wednesday, June 17, 2015, at 10:00 a.m. Eastern Time, for the following purposes:

(1)	to elect the nine director nominees named in the Proxy Statement;

(2)	to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2015; and

(3)	to transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) of the Annual Meeting.

The Proxy Statement accompanying this notice describes each of these items of business in detail. The Board of Directors has fixed the close of business on April 17, 2015 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements of the Annual Meeting. Accordingly, only stockholders of record at the close of business on that date are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements of the Annual Meeting.

Your vote is important. Whether or not you expect to attend the meeting, please vote via the internet, by telephone, or complete, date, sign and promptly return the proxy so that your shares may be represented at the meeting.

By Order of the Board of Directors,

Eric L. Smith
Corporate Secretary

Virginia Beach, Virginia

April 30, 2015

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 17, 2015.

This Notice of Annual Meeting and Proxy Statement and our 2014 Annual Report to

Stockholders/Form 10-K for the year ended December 31, 2014 are available at www.proxyvote.com.

ARMADA HOFFLER PROPERTIES, INC.

222 Central Park Avenue

Suite 2100

Virginia Beach, Virginia 23462

PROXY STATEMENT

ABOUT THE MEETING

Why am I receiving this Proxy Statement?

This Proxy Statement contains information related to the solicitation of proxies for use at our 2015 Annual Meeting of stockholders, to be held at The Westin Virginia Beach Town Center, located at 4535 Commerce Street, Virginia Beach, VA 23462, on Wednesday, June 17, 2015, at 10:00 a.m. Eastern Time, for the purposes stated in the accompanying Notice of Annual Meeting of Stockholders. This solicitation is made by Armada Hoffler Properties, Inc. on behalf of our Board of Directors (also referred to as the “Board” in this Proxy Statement). “We,” “our,” “us,” and the “Company” refer to Armada Hoffler Properties, Inc.

We have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record on April 17, 2015 (the “Record Date”). All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or to request to receive a printed set of the proxy materials. Instructions on how to request a printed copy by mail or electronically may be found in the Notice and on the website referred to in the Notice, including an option to request paper copies on an ongoing basis. On or about May 1, 2015, we intend to make this Proxy Statement available on the Internet and to mail the Notice to all stockholders entitled to vote at the Annual Meeting. We intend to mail this Proxy Statement, together with a proxy card, to those stockholders entitled to vote at the Annual Meeting who have properly requested paper copies of such materials, within three business days of such request.

This Proxy Statement and our 2014 Annual Report to Stockholders/Form 10-K for the fiscal year ended December 31, 2014 are available at http://www.proxyvote.com. This website address contains the following documents: the Notice, the Proxy Statement and proxy card sample, and the 2014 Annual Report to Stockholders/Form 10-K. You are encouraged to access and review all of the important information contained in the proxy materials before voting.

What am I being asked to vote on?

You are being asked to vote on the following proposals:

•	Proposal 1 (Election of Directors): The election of the nine director nominees named in this Proxy Statement, each for a term expiring at the 2016 annual meeting of stockholders; and

•	Proposal 2 (Ratification of Ernst & Young LLP): The ratification of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2015.

•	To transact any other business that may properly come before the Annual Meeting or any adjournment(s) or postponements of the Annual Meeting.

What are the Board’s voting recommendations?

The Board recommends that you vote as follows:

•	Proposal 1 (Election of Directors): “FOR” each of the Board nominees for election as directors; and

•	Proposal 2 (Ratification of Ernst & Young LLP): “FOR” the ratification of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2015.

Who is entitled to vote at the Annual Meeting?

Only holders of record of our common stock at the close of business on the Record Date (April 17, 2015), are entitled to receive notice of the Annual Meeting and to vote at the meeting. Our common stock constitutes the only class of securities entitled to vote at the meeting.

What are the voting rights of stockholders?

Each share of our common stock outstanding on the record date entitles its holder to cast one vote on each matter to be voted on.

No dissenters’ rights are provided under the Maryland General Corporation Law, our Articles of Amendment and Restatement or our bylaws with respect to any of the proposals described in this Proxy Statement.

Who can attend the Annual Meeting?

All holders of our common stock at the close of business on the Record Date (April 17, 2015), or their duly appointed proxies, are authorized to attend the Annual Meeting. Admission to the meeting will be on a first-come, first-served basis. If you attend the meeting, you may be asked to present valid photo identification, such as a driver’s license or passport, before being admitted. Cameras, recording devices and other electronic devices will not be permitted at the meeting. For directions to the Annual Meeting, contact Investor Relations at (757) 366-6692.

Please also note that if you are the beneficial owner of shares held in “street name” (that is, through a bank, broker or other nominee), you will need to bring a copy of the brokerage statement reflecting your share ownership as of the Record Date.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

•	Stockholder of record. If your shares are registered directly in your name with our transfer agent, Broadridge Financial Solutions, you are considered the stockholder of record of those shares and the Notice is being sent directly to you by us.

•	Beneficial owner of shares held in the street name. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in “street name,” and the Notice is being forwarded to you by your broker or nominee, which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker how to vote your shares and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you bring with you a legal proxy from the organization that holds your shares giving you the right to vote the shares at the Annual Meeting.

What will constitute a quorum at the Annual Meeting?

The presence at the meeting, in person or by proxy, of the holders of a majority of our common stock outstanding on the Record Date (April 17, 2015) will constitute a quorum, permitting the stockholders to conduct business at the meeting. We will include abstentions and broker non-votes in the calculation of the number of shares considered to be present at the meeting for purposes of determining the presence of a quorum at the meeting. As of the Record Date, there were 25,499,639 shares of our common stock outstanding.

If a quorum is not present to transact business at the Annual Meeting or if we do not receive sufficient votes in favor of the proposals by the date of the Annual Meeting, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit solicitation of additional proxies. The chairperson of the Annual Meeting shall have the power to adjourn the Annual Meeting.

What are broker non-votes?

Broker non-votes occur when nominees, such as banks and brokers holding shares on behalf of beneficial owners, do not receive voting instructions from the beneficial owners at least ten days before the Annual Meeting. If that happens, the nominees may vote those shares only on matters deemed “routine” by the New York Stock Exchange (the “NYSE”), the exchange on which shares of our common stock are listed. On non-routine matters, nominees cannot vote without instructions from the beneficial owner, resulting in a so-called “broker non-vote.”

Proposal 2 (ratification of Ernst & Young LLP) is the only proposal that is considered “routine” under the NYSE rules. If you are a beneficial owner and your shares are held in the name of a broker or other nominee, the broker or other nominee is permitted to vote your shares on the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2015, even if the broker or other nominee does not receive voting instructions from you.

Under NYSE rules, Proposal 1 (election of directors) is considered non-routine. Consequently, if you do not give your broker or other nominee instructions, your broker or other nominee will not be able to vote on this proposal, and broker non-votes may exist with respect to the election of directors.

How many votes are needed for the proposals to pass?

The proposals to be voted on at the Annual Meeting have the following voting requirements:

•	Proposal 1 (Election of Directors): Directors are elected by plurality vote. There is no cumulative voting in the election of directors. Therefore, the nine director nominees receiving the highest number of “FOR” votes will be elected. For purposes of the election of directors, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

•	Proposal 2 (Ratification of Ernst & Young LLP): The affirmative vote of a majority of the votes cast is required to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2015, which is considered a routine matter under NYSE rules. For purposes of the vote on the ratification of Ernst & Young LLP as our independent registered public accounting firm, abstentions will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

Will any other matters be voted on?

As of the date of this Proxy Statement, we are not aware of any matters that will come before the Annual Meeting other than those disclosed in this Proxy Statement. If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy card will vote the shares represented by the proxies on the other matters in the manner recommended by our Board of Directors, or, if no such recommendation is given, in the discretion of the proxy holders.

How do I vote?

If you are a registered stockholder, you may submit your proxy by U.S. mail, Internet or telephone by following the instructions in the Notice. If you requested a paper copy of the proxy materials, you also may submit your proxy by mail by following the instructions included with your proxy card. The deadline for submitting your proxy by Internet or telephone is 11:59 a.m. Eastern Time the day before the Annual Meeting date. The designated proxy will vote according to your instructions. You may also attend the Annual Meeting and vote in person.

If you are a street name or beneficial stockholder because your shares are held in a brokerage account or by a bank or other nominee, your broker or nominee firm will provide you with the Notice. Follow the instructions on the Notice to access our proxy materials and vote by Internet or to request a paper or email copy of our proxy materials. If you receive these materials in paper form, the materials include a voting instruction card so that you can instruct your broker or nominee how to vote your shares.

If you sign and submit your proxy without specifying how you would like your shares voted, your shares will be voted in accordance with the Board’s recommendations specified above under “What are the Board’s voting recommendations?” and in accordance with the discretion of the proxy holders with respect to any other matters that may be voted upon at the Annual Meeting.

If I plan to attend the Annual Meeting, should I still vote by proxy?

Yes. Voting in advance does not affect your right to attend the Annual Meeting. If you send in your proxy card and also attend the Annual Meeting, you do not need to vote again at the Annual Meeting unless you want to change your vote. Written ballots will be available at the meeting for stockholders of record. Beneficial owners who wish to vote in person at the Annual Meeting must request a legal proxy from the organization that holds their shares and bring that legal proxy to the Annual Meeting.

How are proxy card votes counted?

If the accompanying proxy card is properly signed and returned to us, and not subsequently revoked, it will be voted as directed by you. Unless contrary instructions are given, the persons designated as proxy holders on the proxy card will vote: “FOR” the election of all nominees for our Board of Directors named in this Proxy Statement; “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015; and as recommended by our Board of Directors with regard to any other matters that may properly come before the Annual Meeting, or, if no such recommendation is given, in their own discretion.

May I revoke my vote after I return my proxy card?

Yes. You may revoke a previously granted proxy and change your vote at any time before the taking of the vote at the Annual Meeting by (i) filing with our Corporate Secretary a written notice of revocation or a duly executed proxy bearing a later date or (ii) attending the Annual Meeting and voting in person.

Who pays the costs of soliciting proxies?

We will pay the costs of soliciting proxies, including preparation and mailing of the Notice, preparation and assembly of this Proxy Statement, the proxy card and the Annual Report for fiscal year 2014, coordination of the Internet and telephone voting process, and any additional information furnished to you by the Company. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of shares of our common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by Internet and mail may be supplemented by telephone, facsimile, or personal solicitation by our directors, officers or other regular employees.

Implications of being an “emerging growth company”

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, enacted on April 5, 2012 (the “JOBS Act”). For as long as we are an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding stockholder advisory “say-on-pay” votes on executive compensation and stockholder advisory votes on golden parachute compensation.

Under the JOBS Act, we will remain an “emerging growth company” until the earliest of:

•	the last day of the fiscal year during which we have total annual gross revenues of $1 billion or more;

•	the last day of the fiscal year following the fifth anniversary of our initial public offering;

•	the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt; and

•	the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (we will qualify as a large accelerated filer as of the first day of the first fiscal year after we have (i) more than $700 million in outstanding common equity held by our non-affiliates and (ii) been public for at least 12 months; the value of our outstanding common equity will be measured each year on the last day of our second fiscal quarter).

You should rely only on the information provided in this Proxy Statement. We have not authorized anyone to provide you with different or additional information. You should not assume that the information in this Proxy Statement is accurate as of any date other than the date of this Proxy Statement or, where information relates to another date set forth in this Proxy Statement, then as of that date.

PROPOSALS TO BE VOTED ON

Proposal 1: Election of Directors

Our Board of Directors is currently comprised of nine directors, all of whom have terms expiring at the 2015 Annual Meeting. The nominees, all of whom are currently serving as directors of the Company, have been recommended by our Board of Directors for re-election to serve as directors for one-year terms until the 2016 annual meeting of stockholders and until their successors are duly elected and qualified. Based on its review of the relationships between the director nominees and the Company, our Board of Directors has affirmatively determined that the following directors are “independent” directors under the rules of the NYSE and under applicable rules of the Securities and Exchange Commission (the “SEC”): Messrs. John Snow, George F. Allen, James A. Carroll, James C. Cherry and Joseph W. Prueher and Ms. Eva S. Hardy.

The Board knows of no reason why any nominee would be unable to serve as a director. If any nominee is unavailable for election or service, the Board may designate a substitute nominee and the persons designated as proxy holders on the proxy card will vote for the substitute nominee recommended by the Board. Under these circumstances, the Board may also, as permitted by our bylaws, decrease the size of our Board of Directors.

Nominees for Election for a One-Year Term Expiring at the 2016 Annual Meeting

The following table sets forth the name and age of each nominee for director, indicating all positions and offices with us currently held by the director.

Name	Age(1)	Title	Director Since
George F. Allen	63	Independent Director	2013
James A. Carroll	47	Independent Director	2013
James C. Cherry	64	Independent Director	2013
Louis S. Haddad	57	President, Chief Executive Officer, Director	2013
Eva S. Hardy	70	Independent Director	2015
Daniel A. Hoffler	66	Executive Chairman of the Board of Directors	2013
A. Russell Kirk	67	Vice Chairman of the Board of Directors	2013
Joseph W. Prueher	72	Independent Director	2013
John W. Snow	75	Lead Independent Director	2013

(1)	Age as of April 29, 2015

Set forth below are descriptions of the backgrounds and principal occupations of each of our directors, and the period during which he has served as a director.

George F. Allen. Mr. Allen has served as a director since our initial public offering. Mr. Allen currently serves as the President of George Allen Strategies, a consulting firm founded by Mr. Allen, as well as on the Board of Directors of several technology companies, including Nano Risk Assessment, Inc. and as a strategic advisor to VT Group. He also serves on the Board of Advisors for NXT Energy Solutions, LLC, is an Ambassador for the Association for Passive Optical LAN and is the Co-Chairman for the National Association of Manufacturers Competitiveness Initiative. He is also presently the Reagan Ranch Presidential Scholar for the Young America’s Foundation. Mr. Allen has served the Commonwealth of Virginia in the House of Delegates, U.S. House of Representatives, as Governor of Virginia and in the U.S. Senate. Mr. Allen also served as the Chairman of the National Republican Senatorial Committee for the 2004 election cycle. Mr. Allen holds an undergraduate degree and a law degree from the University of Virginia.

Based on his demonstrated leadership abilities and his experience in government representing a state in which we do business, we have determined that Mr. Allen should serve as a director.

James A. Carroll. Mr. Carroll has served as a director since our initial public offering. Mr. Carroll is the President and Chief Executive Officer of Crestline Hotels & Resorts, LLC, a leading hospitality management company that manages 74 hotel properties throughout 21 states and the District of Columbia. Mr. Carroll originally joined Barceló Crestline Corporation in 2004 as Senior Vice President and Treasurer. He was named Chief Financial Officer in 2006 and promoted to President and Chief Executive Officer of Crestline Hotels & Resorts, LLC in 2010. Prior to joining Crestline, Mr. Carroll held several operations and financial management positions at Dell, Inc. until joining Barceló Crestline Corporation in 2004. Mr. Carroll served as a Naval Aviator and Lieutenant in the United States Navy. Mr. Carroll holds an M.B.A. from the Harvard Business School and is a graduate of the U.S. Naval Academy.

Based on his experience in multiple executive roles at a leading company in the real estate industry, his demonstrated leadership abilities and his financial expertise, we have determined Mr. Carroll should serve as a director.

James C. Cherry. Mr. Cherry has served as a director since our initial public offering. He has served as CEO and as a director of Park Sterling Corporation (NASDAQ: PSTB), a bank holding company headquartered in Charlotte, North Carolina, since its formation in August 2010 and its wholly-owned subsidiary, Park Sterling Bank, a regional financial services company, since its initial public offering in August 2010. From 1974 until June 2006, Mr. Cherry served Wachovia Corporation and its principal Wachovia Bank in various leadership positions, including as Chairman and Chief Executive Officer for the Mid-Atlantic Banking Region at Wachovia Corporation, President of Virginia Banking, and Head of Trust and Investment Management. Prior to 1974, Mr. Cherry held various positions with North Carolina based banks including as Regional Executive, Area Executive, City Executive, Corporate Banking and Loan Administration Manager, and Retail Banking Branch Manager for Wachovia. He chaired the Virginia Bankers Association in 2006-2007.

Based on his experience as an executive at a publicly-traded company and his financial and banking expertise, we have determined that Mr. Cherry should serve as a director.

Louis S. Haddad. Mr. Haddad has served as our President and Chief Executive Officer and a director since the formation of the Company. Mr. Haddad has more than 25 years of experience in the commercial real estate industry. Mr. Haddad has served in executive roles within our predecessor entities since 1987, including Chief Executive Officer of our predecessor entities between 1999 and the completion of our initial public offering in 2013, and President of our predecessor between 1996 and 1999. From 1987 to 1996, Mr. Haddad served as President of Armada Hoffler Construction Company. Additionally, Mr. Haddad served as an on-site construction supervisor for Armada Hoffler Construction Company from 1985 until 1987. Prior to joining Armada Hoffler, Mr. Haddad worked at Harkins Builders, which provides construction management services, in Baltimore, Maryland.

Based on his knowledge of our company, its business and properties and his extensive experience in the commercial real estate and construction industries, we have determined that Mr. Haddad should serve as a director.

Eva S. Hardy. Ms. Hardy has served as a director since March 2015. Ms. Hardy retired as executive vice president of Public Policy and Corporate Communications at Dominion Resources in 2008, after 20 years as an executive with the company, where she was responsible for local, state and federal regulations in all states where Dominion did business, as well as media, communications and advertising. In addition to her private sector experience, Ms. Hardy spent 17 years in local and state government. Ms. Hardy currently serves on the VCU Health Systems Authority, the Virginia Community College Foundation and the Virginia Commonwealth Higher Education Board Appointments Committee. Ms. Hardy received a bachelor’s degree in political science from Hood College in Frederick, MD and a master’s degree in government and public administration from the American University, Washington, DC.

Based on her extensive experience in the public and private sectors, including as an executive at a publicly traded company, we have determined that Ms. Hardy should serve as a director.

Daniel A. Hoffler. Mr. Hoffler has served as the Executive Chairman of our Board of Directors since our initial public offering. Mr. Hoffler founded our predecessor entities in 1979 and served as chairman of the Board of Directors of our predecessor entities. Before founding our predecessor entities, Mr. Hoffler was employed as vice president of marketing for Eastern International, Inc., a commercial real estate development and construction company specializing in construction of warehouse and office buildings. Prior to that, Mr. Hoffler was employed as a regional manager for Dun and Bradstreet, a credit information provider. From 1992 through 1996, Mr. Hoffler served on the University of Virginia’s Board of Directors of Visitors. In 1987, he was chosen as the Outstanding Citizen of Hampton Roads, Virginia. In 1986, Mr. Hoffler was appointed to a five-year term in the Virginia Governor’s Advisory Board of Directors for Industrial Development for the Commonwealth of Virginia. Mr. Hoffler has also previously served on the boards of the Virginia Racing Commission, the Virginia Department of Game and Inland Fisheries, Virginia Department of Transportation and as Chair of the Hampton Roads Partnership. He is a former director of the Shaw Group. Mr. Hoffler graduated from Campbell College with a degree in business.

Based on his knowledge of our company, its business and properties and his extensive experience in the commercial real estate and construction industries, we have determined that Mr. Hoffler should serve as a director.

A. Russell Kirk. Mr. Kirk has served as the Vice Chairman of our Board of Directors since our initial public offering. Mr. Kirk brings to his role more than 35 years of experience in commercial real estate, tax, mergers and acquisitions and financial law. Mr. Kirk served as Vice Chairman of our predecessor entities, where he was responsible for strategic aspects of their businesses, including acquisition and development proposals, investment decisions, structuring partnerships and joint ventures, reviewing contracts, designing exit strategies as well as securing financial commitments from the company’s lenders. Prior to joining our predecessor entities in 1984, Mr. Kirk was a partner with the law firm of Kaufman & Canoles, where he practiced for ten years, specializing in structuring, marketing and financing real estate investments. Mr. Kirk also served on the Virginia Port Authority for eight years and served as its Chairman for a portion of that time. Mr. Kirk received a degree from the University of Virginia and graduated from Washington and Lee School of Law, where he was elected to the Order of the Coif.

Based on his knowledge of our company, its business and properties and his extensive experience in the commercial real estate and construction industries, we have determined that Mr. Kirk should serve as a director.

Joseph W. Prueher. Mr. Prueher has served as a director since October 2013. Mr. Prueher is a former James R. Schlesinger Distinguished Professor at the University of Virginia’s Miller Center of Public Affairs as well as a Senior Advisor to the Stanford-Harvard Preventive Defense Project, working on dialog for U.S.-China security matters. Mr. Prueher completed 35 years of service in the U.S. Navy and served as ambassador to China under Presidents William J. Clinton and George W. Bush. While in the Navy, Mr. Prueher was the 17th commander-in-chief of the U.S. Pacific Command (CINCPAC) and the senior military commander of all U.S. Army, Navy, Marine Corps and Air Force troops in the Pacific and Indian Oceans. Mr. Prueher currently serves on the boards of Emerson Electric Company (NYSE: EMR), a global manufacturing and technology company, New York Life Insurance Company, a Fortune 100 mutual life insurance company, and Fluor Corporation (NYSE: FLR), a Fortune 500 company that provides engineering, procurement, construction, fabrication and modularization, commissioning and maintenance, and project management services worldwide.

Based on his extensive experience with internal and economic issues, his service on the boards of multiple public companies and his exemplary record of leadership, we have determined that Mr. Prueher should serve as a director.

John W. Snow. Mr. Snow has served as our lead independent director since our initial public offering. Mr. Snow currently manages JWS Associates, a consulting firm founded by Mr. Snow in 2006. From February 2003 until June 2006, Mr. Snow served as United States Treasury Secretary under President George W. Bush, position which allowed him to provide a guiding voice on domestic and global economic issues and steer the effort to pass the 2003 Jobs and Growth Tax Relief Act. Mr. Snow held the position of Chairman and Chief Executive Officer of CSX Corporation (NYSE: CSX), a global transportation company, between 1989 and 2003. Between 1994 and 1996, Mr. Snow served as Chairman of the Business Roundtable, a prestigious business policy group comprised of 250 chief executive officers of the nation’s largest companies. During his time in this position, he made significant contributions to the passage of the North American Free Trade Agreement and various federal deficit reduction measures. Mr. Snow currently serves on the boards of Cerberus Capital Management LP, where he is non-executive chair, and Marathon Petroleum Corporation (NYSE: MPC), a Fortune 500 oil refining, marketing and pipeline transport company. Mr. Snow previously served on the boards of International Consolidated Airlines Group, S.A. (NYSE ARCA Eu: IAG), a multinational airline holding company, from 2010 until 2013 and Amerigroup Corporation (NYSE: AGP), a multi-state managed health care company focused on managing publicly funded health care programs, from 2010 until 2012. Mr. Snow holds a B.A. from University of Toledo, a master’s from The Johns Hopkins University, a law degree from the George Washington University and a Ph.D in Economics from the University of Virginia.

Based on his extensive experience with complex economic issues, his service on the boards of multiple public companies and his exemplary record of leadership, we have determined that Mr. Snow should serve as a director.

Vote Required and Recommendation

The affirmative vote of a plurality of all the votes cast at the Annual Meeting is necessary for the election of a director. Therefore, the nine individuals with the highest number of affirmative votes will be elected to the nine directorships. For purposes of the vote on this proposal, abstentions and other shares not voted (whether by broker non-vote or otherwise) will not be counted as votes cast and will have no effect on the result of the vote. There is no cumulative voting with respect to the election of directors.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES SET FORTH ABOVE.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee of our Board of Directors, which is composed entirely of independent directors, has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015. After careful consideration of the matter and in recognition of the importance of this matter to our stockholders, the Board of Directors has determined that it is in the best interests of the Company and our stockholders to seek the ratification by our stockholders of our Audit Committee’s selection of our independent registered public accounting firm. A representative of Ernst & Young LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Vote Required and Recommendation

The affirmative vote of the holders of a majority of all the votes cast at the Annual Meeting with respect to the matter is necessary for the approval of the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm. For purposes of vote on this proposal, abstentions and other shares not voted will not be counted as votes cast and will have no effect on the result of the vote. Even if the appointment of Ernst & Young LLP as our independent registered public accounting firm is ratified, the Audit Committee may, in its discretion, change that appointment at any time during the year should it determine such a change would be in our and our stockholders’ best interests. In the event that the appointment of Ernst & Young LLP is not ratified, the Audit Committee will consider the appointment of another independent registered public accounting firm, but will not be required to appoint a different firm.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2015.

Relationship with Independent Registered Public Accounting Firm

Our consolidated financial statements for the years ended December 31, 2014 and 2013 have been audited by Ernst & Young LLP, which served as our independent registered public accounting firm for these years.

The following summarizes the fees billed by Ernst & Young LLP for services performed for the years ended December 31, 2014 and 2013:

	Year Ended December 31, 2014	Year Ended December 31, 2013
Audit Fees(1) .	$772,650	$1,074,400
Audit-Related Fees(2)	—	30,000
Tax Fees(3)	278,095	239,492
All Other Fees(4)	1,995	2,000

Total	$1,052,740	$1,345,892

(1)	Audit fees for 2014 include fees for the audit of the consolidated financial statements of the Company for the year ended December 31, 2014 included in the Company’s Annual Report on Form 10-K, reviews of the condensed consolidated and combined financial statements of the Company included in the Company’s Quarterly Reports on Form 10-Q, and the issuance of comfort letters and consents in connection with the Company’s registration statements with the SEC. Audit Fees for 2013 include fees for the audit of our accounting predecessor, reviews of the condensed consolidated and combined financial statements of the Company included in the Company’s Quarterly Reports on Form 10-Q and certain additional services associated with our initial public offering, including reviewing registration statements and the issuance of comfort letters and consents.
(2)	Audit-Related Fees include fees for audits required in connection with acquisitions.
(3)	Tax Fees include fees for tax compliances services and tax planning.
(4)	All Other Fees include fees for online resources provided by Ernst & Young LLP.

Pre-Approval Policies and Procedures

The Audit Committee’s policy is to review and pre-approve, either pursuant to the Audit Committee Pre-Approval Policy or through a separate pre-approval by the Audit Committee, any engagement of the Company’s independent auditor to provide any permitted non-audit service to the Company. Pursuant to the Audit Committee Pre-Approval Policy, which the Audit Committee reviews and reassesses periodically, a list of specific services within certain categories of services, including audit, audit-related and tax services, are specifically pre-approved for the upcoming or current fiscal year, subject to an aggregate maximum annual fee payable by us for each category of pre-approved services. Any service that is not included in the approved list of services must be separately pre-approved by the Audit Committee. In addition, the Audit Committee may delegate authority to its chairperson to pre-approve engagements for the performance of audit and non-audit services. The chairperson must report all pre-approval decisions to the Audit Committee at its next scheduled meeting.

CORPORATE GOVERNANCE AND BOARD MATTERS

Corporate Governance Profile

We have structured our corporate governance in a manner we believe closely aligns our interests with those of our stockholders. Notable features of our corporate governance structure include the following:

•	our Board of Directors is not classified, with each of our directors subject to re-election annually;

•	of the nine persons who serve on our Board of Directors, our Board of Directors determined that six of our directors satisfy the listing standards for independence of the NYSE and Rule 10A-3 under the Exchange Act;

•	at least one of our directors qualifies as an “Audit Committee financial expert” as defined by the SEC;

•	we comply with the requirements of the NYSE listing standards, including having committees comprised solely of independent directors;

•	we have opted out of the business combination and control share acquisition statutes in the Maryland General Corporation Law; and

•	we do not have a stockholder rights plan.

Our directors stay informed about our business by attending meetings of our Board of Directors and its committees and through supplemental reports and communications. Our independent directors meet regularly in executive sessions without the presence of our corporate officers or non-independent directors.

Role of the Board in Risk Oversight

One of the key functions of our Board of Directors is informed oversight of our risk management process. Our Board of Directors administers this oversight function directly, with support from its three standing committees, the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee, each of which addresses risks specific to their respective areas of oversight. In particular, our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Board Committees

Our Board of Directors has established three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The principal functions of each committee are described below. We comply with the listing requirements and other rules and regulations of the NYSE, as amended or modified from time to time, and each of these committees is comprised exclusively of independent directors. Additionally, our Board of Directors may from time to time establish certain other committees to facilitate the management of our company.

The table below provides membership information for each of the Board committees as of the date of this Proxy Statement:

Trustee	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
George F. Allen		X	X (chair)
James A. Carroll	X		X
James C. Cherry*	X (chair)	X	X
Louis S. Haddad
Eva S. Hardy		X
Daniel A. Hoffler
A. Russell Kirk
Joseph W. Prueher	X
John W. Snow		X (chair)

*	Audit committee financial expert.

Audit Committee

The Audit Committee is comprised of Messrs. Cherry, Carroll and Prueher. Mr. Cherry, the chairman of the Audit Committee, qualifies as an “audit committee financial expert” as that term is defined by the applicable SEC regulations and NYSE corporate governance listing standards. Our Board of Directors determined that each of the Audit Committee members is “financially literate” as that term is defined by the NYSE corporate governance listing standards. We adopted an Audit Committee charter, which details the principal functions of the Audit Committee, including oversight related to:

•	our accounting and financial reporting processes;

•	the integrity of our consolidated financial statements and financial reporting process;

•	our systems of disclosure controls and procedures and internal control over financial reporting;

•	our compliance with financial, legal and regulatory requirements;

•	the evaluation of the qualifications, independence and performance of our independent registered public accounting firm;

•	the performance of our internal audit function; and

•	our overall risk profile.

The Audit Committee also is responsible for engaging an independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, including all audit and non-audit services, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls. The Audit Committee also prepares the Audit Committee report required by SEC regulations to be included in our annual Proxy Statement.

During the fiscal year ended December 31, 2014, the Audit Committee met eight (8) times, including telephonic meetings.

Compensation Committee

The Compensation Committee is comprised of Ms. Hardy and Messrs. Allen, Cherry and Snow, with Mr. Snow serving as chairman. We adopted a Compensation Committee charter, which details the principal functions of the Compensation Committee, including:

•	reviewing and approving on an annual basis the corporate goals and objectives relevant to our chief executive officer’s compensation, evaluating our chief executive officer’s performance in light of such goals and objectives and determining and approving the remuneration of our chief executive officer based on such evaluation;

•	reviewing and approving the compensation of all of our other officers;

•	reviewing our executive compensation policies and plans;

•	implementing and administering our incentive compensation equity-based remuneration plans;

•	assisting management in complying with our Proxy Statement and Annual Report disclosure requirements;

•	to the extent required by applicable SEC rules, producing a report on executive compensation to be included in our annual Proxy Statement; and

•	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

During the fiscal year ended December 31, 2014, the Compensation Committee met four (4) times, including telephonic meetings.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is comprised of Messrs. Allen, Carroll and Cherry, with Mr. Allen serving as chairman. We adopted a Nominating and Corporate Governance Committee charter, which details the principal functions of the Nominating and Corporate Governance Committee, including:

•	identifying and recommending to the full Board of Directors qualified candidates for election as directors and recommending nominees for election as directors at the Annual Meeting of stockholders;

•	developing and recommending to the Board of Directors corporate governance guidelines and implementing and monitoring such guidelines;

•	reviewing and making recommendations on matters involving the general operation of the Board of Directors, including board size and composition, and committee composition and structure;

•	recommending to the Board of Directors nominees for each committee of the Board of Directors;

•	annually facilitating the assessment of the Board of Directors’ performance as a whole and of the individual directors, as required by applicable law, regulations and the NYSE corporate governance listing standards; and

•	overseeing the Board of Directors’ evaluation of management.

In identifying and recommending nominees for directors, the Nominating and Corporate Governance Committee may consider diversity of relevant experience, expertise and background.

During the fiscal year ended December 31, 2014, the Nominating and Corporate Governance Committee met three (3) times, including telephonic meetings.

Director Selection Process

The Nominating and Corporate Governance Committee is responsible for, among other things, the selection and recommendation to the Board of nominees for election as directors. In accordance with the Nominating and

Corporate Governance Committee charter and our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee develops on an annual basis guidelines and criteria for the selection of candidates for directors of the Board. The Nominating and Corporate Governance Committee takes into account such factors as it deems appropriate, which may include: the current composition of the Board as a whole; considerations of diversity, age, skills and experience in the context of the Board’s needs at that point in time; and the desire for a substantial majority of independent directors. Applying these criteria, the Nominating and Corporate Governance Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and stockholders. After completing the identification and evaluation process described above, the Nominating and Corporate Governance Committee selects the nominees for directorship for stockholders to consider and vote upon at the annual stockholders’ meeting.

Stockholders wishing to recommend individuals for consideration as directors must follow the procedures described in Section 11 of the Company’s Bylaws, including (among other requirements) the giving of written notice of the nomination to our Corporate Secretary no later than 120 days prior to the first anniversary of the date of the proxy statement for the previous year’s annual meeting. The stockholder’s notice must set forth as to each nominee all information relating to the person that would be required to be disclosed in a solicitation of proxies for election of directors pursuant to Regulation 14A under the Exchange Act if the candidate had been nominated by or on behalf of the Board. Recommendations by stockholders that are made in this manner will be evaluated in the same manner as other candidates.

Code of Business Conduct and Ethics

Our Board of Directors established a code of business conduct and ethics that applies to our officers, directors and employees. Among other matters, our code of business conduct and ethics is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

•	compliance with applicable laws, rules and regulations;

•	prompt internal reporting of violations of the code to appropriate persons identified in the code; and

•	accountability for adherence to the code of business conduct and ethics.

Any waiver of the code of business conduct and ethics for our executive officers or directors must be approved by the Board of Directors or a committee of the Board of Directors, and any such waiver shall be promptly disclosed to stockholders as required by law or NYSE regulations.

Availability of Corporate Governance Materials

Stockholders may view our corporate governance materials, including the charters of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, our Corporate Governance Guidelines and our Code of Business Conduct and Ethics, on our website at www.ArmadaHoffler.com under the “Investor Relations” tab, and these documents are available in print to any stockholder who sends a written request to such effect to Investor Relations, Armada Hoffler Properties, Inc., 222 Central Park Avenue, Suite 2100, Virginia Beach, VA 23462. Information at or connected to our website is not and should not be considered a part of this Proxy Statement.

Independence of Directors

NYSE listing standards require NYSE-listed companies to have a majority of independent board members and a nominating/corporate governance committee, compensation committee and audit committee, each comprised solely of independent directors. Under the NYSE listing standards, no director of a company qualifies as “independent” unless the Board of Directors of the company affirmatively determines that the director has no material relationship with the company (either directly or as a partner, stockholder or officer of an organization that has a relationship with such company).

The Board currently has nine directors, a majority of whom our Board of Directors affirmatively has determined, after broadly considering all relevant facts and circumstances, to be “independent” under the listing standards of the NYSE and under applicable rules of the SEC. The Board affirmatively has determined that each of the following directors is independent under these standards: Messrs. Snow, Allen, Carroll, Cherry and Prueher and Ms. Hardy. Messrs. Hoffler, Kirk and Haddad are not independent as they are executive officers of the Company.

Board Leadership Structure

Separate Chairman and Chief Executive Officer Positions

The roles of Executive Chairman and Chief Executive Officer are held by two different individuals, Messrs. Hoffler and Haddad, respectively, both of whom are considered executive officers of the Company. The separation of the roles of Chairman and Chief Executive Officer allows Messrs. Hoffler and Haddad to have leadership roles on the executive management team, which our Board of Directors believes is important in light of their respective roles with our predecessor entities, their knowledge of the Company and their extensive experience in the commercial real estate and construction industries. Our Board of Directors continues to believe that our current leadership structure, including separate positions of Executive Chairman and Chief Executive Officer, provides an effective leadership model for the Company and the benefit of the distinct abilities and experience of both individuals. The Board also believes having an Executive Chairman is useful as it ensures that Board of Directors leadership retains a close working relationship with management.

Lead Director

Our Board of Directors believes that its governance structure ensures a strong, independent Board even though the Board does not have an independent Chairman. To strengthen the role of our independent directors and encourage independent Board leadership, the Board of Directors also has established the position of lead independent director, which currently is held by Mr. Snow. The responsibilities of the lead independent director include, among others:

•	serving as liaison between (i) management, including the President and Chief Executive Officer, (ii) our other independent directors and (iii) interested third parties and the Board of Directors;

•	presiding at executive sessions of the independent directors;

•	serving as the focal point of communication to the Board regarding management plans and initiatives;

•	ensuring that the role between Board oversight and management operations is respected;

•	providing the medium for informal dialogue with and between independent directors, allowing for free and open communication within that group; and

•	serving as the communication conduit for third parties who wish to communicate with the Board.

Our lead independent director is selected on an annual basis by a majority of the independent directors then serving on the Board.

Board and Committee Meetings

During the fiscal year ended December 31, 2014, the Board of Directors met five (5) times, including telephonic meetings. Directors are expected to attend, in person or by telephone, all Board of Directors meetings and meetings of committees on which they serve. Board meeting attendance by all directors serving during the fiscal year ended December 31, 2014 was 100%. Additionally, each director attended at least 92% of the aggregate number of meetings of the Board of Directors and its committees on which he served during his period of service. Ms. Hardy joined our Board of Directors on March 11, 2015 and, therefore, did not attend any meetings during the fiscal year ended December 31, 2014.

Executive Sessions of Non-Management Directors

Pursuant to our Corporate Governance Guidelines and the NYSE listing standards, in order to promote open discussion among non-management directors, our non-management directors meet in executive sessions without management participation at least quarterly. In addition, our Corporate Governance Guidelines provide that if the group of non-management directors includes directors who are not independent, as defined in the NYSE’s listing standards, at least one such executive session convened per year shall include only independent directors. The lead independent director presides at these sessions.

Communications with the Board

Stockholders and other interested parties may communicate with the Board of Directors by sending written correspondence to the “Lead Director” c/o the Corporate Secretary of Armada Hoffler Properties, Inc., 222 Central Park Avenue, Suite 2100, Virginia Beach, VA 23462, who will then directly forward such correspondence to the lead independent director. The lead independent director will decide what action should be taken with respect to the communication, including whether such communication should be reported to the full Board of Directors.

Director Compensation

Mr. Hoffler, our Executive Chairman, receives an annual cash retainer of $250,000, payable in bi-weekly installments. In addition, on the date of each annual meeting of stockholders, Mr. Hoffler is expected to receive an annual equity award of restricted shares of common stock with a value equal to $50,000, which will vest on the date of the first annual meeting of stockholders after the date of the grant, subject to Mr. Hoffler’s continued service on the Board on such date. Mr. Hoffler also receives healthcare coverage under our healthcare plan available to all employees of our company.

Mr. Kirk, our Vice Chairman, receives an annual cash retainer of $100,000, payable in bi-weekly installments. In addition, on the date of each annual meeting of stockholders, Mr. Kirk is expected to receive an annual equity award of restricted shares of common stock with a value equal to $40,000, which will vest on the date of the first annual meeting of stockholders after the date of the grant, subject to Mr. Kirk’s continued service on the Board on such date. Mr. Kirk also receives healthcare coverage under our healthcare plan available to all employees of our company.

Mr. Haddad does not receive any additional compensation for his service on the Board.

During the fiscal year ended December 31, 2014, annual retainers for our independent directors were based on the following schedule:

Annual Base Board of Directors Retainer	Annual Audit Committee Chair Retainer	Annual Lead Director Retainer
$50,000	$5,000	$10,000

Each independent director receives the annual base retainer for his or her services in cash in quarterly installments in conjunction with quarterly meetings of the Board. Each independent director may elect to receive up to 100% of his or her annual retainers in fully vested shares of our common stock. In addition to the annual retainers, on the date of each annual meeting of stockholders, each independent director is expected to receive an annual equity award of restricted shares with an aggregate value of $25,000, which will vest on the date of the first annual meeting of stockholders after the date of grant, subject to the director’s continued service on the Board on such date. All awards of restricted stock granted to each independent director will vest in full upon a change in control (as defined in the 2013 Equity Incentive Plan). We also reimburse each of our directors for his or her travel expenses incurred in connection with his or her attendance at full Board and committee meetings, attendance at annual or special meetings of our stockholders, and site visits to our properties.

In connection with her appointment to the Board on March 11, 2015, Ms. Hardy received a grant of $6,730 in restricted shares of our common stock (or 646 shares) under our 2013 Equity Incentive Plan. The shares will vest on the date of the Annual Meeting, subject to Ms. Hardy’s continued service on the Board on such date.

Director Compensation Table

The following table provides information on the compensation of our directors for the fiscal year ended December 31, 2014, other than Mr. Haddad, who received no separate compensation for his service as a director. For information related to the compensation of Mr. Haddad, please refer to “Compensation of Executive Officers—Summary Compensation Table.”

Name	Fees Earned or Paid in Cash		Stock Awards(1)	All Other Compensation(2)	Total
Daniel A. Hoffler	$249,999		$50,000	$86,868	$386,867
A. Russell Kirk	100,000		40,000	58,517	198,517
George F. Allen	50,000		25,000	—	75,000
James A. Carroll	50,000	(3)	25,000	—	75,000
James C. Cherry	55,000		25,000	—	80,000
Eva S. Hardy(4)	—		—	—	—
Joseph W. Prueher	50,000	(5)	25,000	—	75,000
John W. Snow	60,000	(6)	25,000	—	85,000

(1)	Represents the grant date fair value on the date of grant, multiplied by the number of shares awarded.
(2)	The amounts shown in the “All Other Compensation” for Messrs. Hoffler and Kirk reflect the following:

Name	Automobile Allowance or Personal Use of Company Automobile(a)	Tax Return Prep Fees	Administrative Support	Dividends on Restricted Stock	Executive Physical Exam	Other(b)	Total
Daniel A. Hoffler	$3,595	$23,675	$50,039	$3,053	—	$6,506	$86,868
A. Russell Kirk	6,609	25,380	15,691	2,444	$3,800	4,593	58,517

(a)	Represents costs related to personal use of Company automobile, including automobile insurance, gas and maintenance, personal property tax and registration fees.
(b)	Represents costs related to parking fees, club dues, concierge services, commuting expenses and cable or DirectTV television.

(3)	Includes $9,375 of annual cash retainers, which the director elected to receive in fully vested shares of common stock under the 2013 Equity Incentive Plan, in accordance with the director compensation policy described above.
(4)	Ms. Hardy joined our Board of Directors on March 11, 2015, and as a result, did not receive any compensation during the year ended December 31, 2014.
(5)	Includes $37,500 of annual cash retainers, which the director elected to receive in fully vested shares of common stock under the 2013 Equity Incentive Plan, in accordance with the director compensation policy described above.
(6)	Includes $45,000 of annual cash retainers, which the director elected to receive in fully vested shares of common stock under the 2013 Equity Incentive Plan, in accordance with the director compensation policy described above.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee of the Board of Directors are Messrs. Allen, Cherry and Snow and Ms. Hardy, with Mr. Snow serving as chairman, each of whom is an independent director. None of our executive officers served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or the Compensation Committee. Accordingly, during the fiscal year ended December 31, 2014, there were no interlocks with other companies within the meaning of the SEC’s proxy rules.

EXECUTIVE OFFICERS

The following table sets forth information concerning our executive officers. Executive officers are elected annually by our Board of Directors and serve at the Board’s discretion.

Name	Age(1)	Title
Louis S. Haddad	57	President, Chief Executive Officer
Anthony P. Nero	61	President of Development
Eric E. Apperson	51	President of Construction
Shelly R. Hampton	47	President of Asset Management
Michael P. O’Hara	55	Chief Financial Officer and Treasurer
Eric L. Smith	42	Vice President of Operations and Corporate Secretary

(1)	Age as of April 29, 2015

Set forth below are descriptions of the backgrounds of each of our executive officers, other than Mr. Haddad, whose background and position are described above under “Proposals to be Voted On—Proposal 1: Election of Directors.”

Anthony P. Nero. Mr. Nero has served as our President of Development since our initial public offering. Mr. Nero has over 20 years of experience in real estate development operations. Mr. Nero previously served as President of one of our predecessor entities, a position he held from 1998 until the completion of our initial public offering. From 1989 until 1996, Mr. Nero served as Treasurer and Chief Financial Officer of one of our predecessor entities. Prior to joining our predecessor, Mr. Nero served as Vice President and Treasurer of the Washington Corporation, a development company in Northern Virginia and was with Arthur Andersen. Mr. Nero received a B.S. in Finance from Georgetown University, where he graduated with honors, as well as an MBA in accounting from George Washington University. He is a licensed real estate agent and was previously licensed as a certified public accountant.

Eric E. Apperson. Mr. Apperson has served as our President of Construction since our initial public offering. Mr. Apperson has over 25 years of experience in real estate management, development and construction. Mr. Apperson previously served as President of Construction of one of our predecessor entities, a position he assumed in 2000. Prior to being named President of Construction, Mr. Apperson served as President of a subsidiary of our predecessor formerly known as Goodman Segar Hogan Hoffler Construction. Beginning in 1987, Mr. Apperson served our predecessor as project manager. Mr. Apperson earned a B.A. from Hampden-Sydney College.

Shelly R. Hampton. Ms. Hampton has served as our President of Asset Management since our initial public offering. Ms. Hampton has over 25 years of experience in accounting, finance, administration, operations and management. Ms. Hampton previously served as President of Asset Management of one of our predecessor entities since 2011 until the completion of the initial public offering. From 2009 to 2011, Ms. Hampton served as Vice President of Asset Management of one of our predecessor entities. From 1999 until 2011, Ms. Hampton served as the Director of Asset Management of one of our predecessor entities. Ms. Hampton previously served as Vice President of Finance at JLM Holdings. Ms. Hampton holds an AAS in Business Management from Metropolitan College and graduated cum laude with a B.S. in Business Administration from Western New England College.

Michael P. O’Hara. Mr. O’Hara has served as our Chief Financial Officer and Treasurer since our initial public offering. Mr. O’Hara has more than 25 years of experience in commercial real estate, accounting, tax, information technology and structured finance. From 2002 until the completion of our initial public offering, Mr. O’Hara served as chief financial officer for our predecessor. Mr. O’Hara joined our predecessor in 1996 as Controller of the construction company and was promoted to Controller of Armada Hoffler Holding Company in 1999. Prior to joining our predecessor, Mr. O’Hara served as Controller of Beacon Construction in Boston, Massachusetts. Mr. O’Hara received a B.S. in accounting from Fairfield University. Mr. O’Hara was previously licensed as a certified public accountant.

Eric L. Smith. Mr. Smith has served as our Vice President of Operations and Corporate Secretary since our initial public offering. Mr. Smith has over 17 years of experience in asset management, strategic planning, finance and development. Mr. Smith previously served as Vice President of Operations for our predecessor. From 2005 until 2011, Mr. Smith served as Asset Manager, Manager of Real Estate Finance and Director of Real Estate Finance of our predecessor. Prior to joining our predecessor, Mr. Smith was an associate within the commercial consulting business of Booz Allen Hamilton, a financial analyst in the international corporate finance group of Federal Express, and owned his own seat as a financial derivative trader on the New York Futures Exchange. Mr. Smith holds a B.S. in finance from the University of Connecticut and an MBA from the Wharton School at the University of Pennsylvania.

COMPENSATION OF EXECUTIVE OFFICERS

The following provides compensation information pursuant to the scaled disclosure rules applicable to emerging growth companies under SEC rules and the JOBS Act.

The compensation of Messrs. Haddad, Nero and Apperson identified in our Summary Compensation Table, whom we refer to as named executive officers (“NEOs”), consists of a combination of base salary, bonuses, other benefits and equity-based compensation.

During the fiscal years ended December 31, 2014 and 2013, none of our executive officers served pursuant to a written or oral employment agreement.

The following tables contain certain compensation information for each NEO. Our NEOs for 2014 consisted of the following people: Louis S. Haddad, our President, Chief Executive Officer and Director, Anthony P. Nero, our President of Development, and Eric E. Apperson, our President of Construction.

Summary Compensation Table

The following table sets forth a summary of all compensation earned, awarded or paid, as applicable, to our NEOs in the fiscal years ended December 31, 2014 and 2013.

Name and Principal Position	Year	Salary		Bonus(2)	Stock Awards(3)	All Other Compensation(4)	Total
Louis S. Haddad	2014	$479,386		$120,000	$120,000	$35,485	$754,871
President, Chief Executive Officer, Director	2013	283,164	(1)	120,000	120,000	7,410	530,574

Anthony P. Nero	2014	$302,770		$80,000	$80,000	$25,851	$488,620
President of Development	2013	178,846	(1)	75,000	75,000	8,939	337,785

Eric E. Apperson	2014	$302,769		$80,000	$80,000	$24,964	$487,734
President of Construction	2013	178,846	(1)	75,000	75,000	7,088	335,934

(1)	Amounts represent portion of annual base salary allocable for the period commencing with the closing of our initial public offering on May 13, 2013 and ended December 31, 2013 based on the following annual salaries: Mr. Haddad—$475,000; Mr. Nero—$300,000; and Mr. Apperson—$300,000.
(2)	Represents the cash portion of the annual bonus payable to each NEO, which comprised 50% of the total bonus award.
(3)	Represents the stock portion of the annual bonus payable to each NEO, which comprised 50% of the total bonus award. The stock portion of the bonus award was in the form of restricted common stock.
(4)	The amounts shown in the “All Other Compensation” column include automobile allowance or personal use of company automobile (including automobile insurance, gas, maintenance, personal property tax and registration fees), parking fees, club membership dues, concierge services, tax return prep fees, dividends on restricted stock and an executive physical exam.

The bonus awards for the NEOs for 2014 were made pursuant to our short-term incentive program (the “STIP”), which was adopted in March 2014 to align the interests of our executive management team with the interests of our stockholders. Award determinations under the STIP are based on both pre-defined quantitative factors set by the Compensation Committee each year, as well as qualitative factors, the achievement of which is determined by the Compensation Committee in its sole discretion. With respect to our NEOs, 40% of the quantitative goal is based on the Company achieving certain threshold, target and maximum levels of funds from operations (“FFO”) and the remaining 60% of the quantitative goal is based on the Company achieving certain threshold, target and maximum levels of FFO per common stock equivalent. The following were the performance payout thresholds for our NEOs under the STIP for 2014:

Name	Threshold	Target	Maximum
Louis S. Haddad	$180,000	$240,000	$300,000
Anthony P. Nero	104,000	160,000	200,000
Eric E. Apperson	104,000	160,000	200,000

Based on the Compensation Committee’s evaluation of the quantitative and qualitative factors under the STIP, on January 30, 2015, the Compensation Committee approved the following bonus awards to our NEOs under the STIP for 2014: Mr. Haddad—$240,000; Mr. Nero—$160,000; and Mr. Apperson—$160,000. Under the STIP, the bonus awards were paid 50% in cash and 50% in restricted shares of common stock, one-third of which vested on the grant date and two-thirds of which will vest in equal amounts on the first two anniversaries of the grant date.

Outstanding Equity Awards at Fiscal Year-End December 31, 2014

The following table presents information about our NEO’s outstanding equity awards as of December 31, 2014.

Name	Number of Shares or Units of Stock That Have Not Vested(1)	Market Value of Shares or Units of Stock That Have Not Vested(2)
Louis S. Haddad	8,172	$77,552
Anthony P. Nero	5,107	48,465
Eric E. Apperson	5,107	48,465

(1)	Represents restricted shares of common stock granted under our 2013 Equity Incentive Plan for 2013 bonus awards, of which 50% vested on March 3, 2015 and the remainder of which will vest on March 3, 2016.
(2)	Market value reflects the number of restricted shares multiplied by $9.49 per share, which was the closing price of our common stock on the NYSE on December 31, 2014.

Severance Benefits

We do not have employment or severance agreements with our named executive officers. However, our operating partnership adopted the Executive Severance Benefit Plan, or the Severance Plan, and our named executive officers, in their capacity as employees of our operating partnership, participate in the Severance Plan.

Participation in the Severance Plan is limited to employees of our operating partnership and its affiliates who are members of a select group of management or highly compensated employees and who are selected to participate in the Severance Plan by our Board of Directors or by a committee thereof. A Severance Plan participant is entitled to receive benefits thereunder only if the participant’s employment is terminated by his or her employer for a reason other than “Cause” or the participant resigns with “Good Reason.” The Severance Plan defines the term “Cause” as (i) a participant’s willful failure or refusal to perform specific written directives that are consistent with the scope and nature of the participant’s duties, (ii) a conviction of, or plea of guilty or nolo contendere to, a felony, (iii) any act of dishonesty which results in a material unjust gain to the participant at the expense of his or her employer, (iv) any act of a participant involving moral turpitude which materially and adversely affects the business of his or her employer or (v) a material breach of the restrictive covenants set forth in the Severance Plan. The Severance Plan defines the term “Good Reason” as (i) a material breach by the Company or an affiliate of the Company of a written agreement between the participant and the Company or an affiliate of the Company, (ii) a material reduction in the nature or scope of the participant’s title, authority, powers, functions, duties or responsibilities, (iii) a material reduction in the participant’s base salary or bonus opportunity (other than a reduction for Cause or a reduction related to a general reduction that affects similarly situated individuals in a comparable manner) or (iv) a requirement that the participant, without his or her consent, change his or her principal office to a location that is more than fifty miles from the participant’s then-current principal office.

The benefits payable to a Severance Plan participant who is terminated without Cause or resigns with Good Reason will be (i) payment of accrued but unpaid salary, bonus and vacation pay, (ii) a pro-rated amount of the participant’s “target” bonus for the year of termination, (iii) a multiple of the sum of the participant’s annual salary and “target” bonus for the year of termination, (iv) a multiple of the annual COBRA premium for the participant’s health plan coverage and (v) a multiple of the annual employer premium for the participant’s life insurance, long-term disability insurance and accidental death and dismemberment insurance. The Severance Plan provides three levels of benefits; Tier I, Tier II and Tier III. If a “target” level of bonus is not established for a participant, then the “target” will be 75%, 50% or 25% of base salary for Tier I, Tier II and Tier III participants, respectively. The Severance Plan provides for three levels of multiples, as described above: three times, two times and one time, for participants who are designated as Tier I, Tier II and Tier III participants, respectively. However, the multiple will be two and one-half for a Tier II participant and one and one-half for a Tier III participant who has a covered termination within ninety days before or within one year after we experience a change in control (which is defined in the Severance Plan in the same terms as in the 2013 Equity Incentive Plan). The Severance Plan multiple for our named executive officers is three times in the case of Mr. Haddad and two times in the case of Messrs. Nero and Apperson. The committee that we appoint to administer the Severance Plan or we (in our capacity as the general partner of our operating partnership) determines which employees participate in the Severance Plan and each participant’s multiple.

No benefits will be paid under the Severance Plan unless the participant signs a release, in a form provided by our operating partnership, releasing us and our operating partnership and such other parties as are named in the release from any claims that the participant may have.

As a condition of participation in the Severance Plan, each participant agrees to comply with the following covenants:

•	a covenant against competition and non-solicitation of employees and clients during employment and for one year after employment ends for any reason; and

•	a covenant against disclosure of confidential information.

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information about shares of our common stock that may be issued under our 2013 Equity Incentive Plan as of December 31, 2014.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)
Plan Category
Equity compensation plans approved by stockholders(1)	—	—	431,049
Equity compensation plans not approved by stockholders	—	—	—

Total	—	—	431,049

(1)	Our 2013 Equity Incentive Plan was approved by our sole stockholder prior to the completion of our initial public offering.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is currently composed of Messrs. Carroll, Cherry and Prueher, with Mr. Cherry serving as its chairperson. The members of the Audit Committee are appointed by and serve at the discretion of the Board of Directors.

One of the principal purposes of the Audit Committee is to assist the Board of Directors in the oversight of the integrity of the Company’s financial statements. The Company’s management team has the primary responsibility for the financial statements and the reporting process, including the system of internal controls and disclosure controls and procedures. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2014 with our management.

The Audit Committee also is responsible for assisting the Board of Directors in the oversight of the qualification, independence and performance of the Company’s independent auditors. The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards and those matters required to be discussed by the Statement on Auditing Standards No. 114.

The Audit Committee has received both the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board of Directors regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young LLP its independence. In addition, the Audit Committee has considered whether the provision of non-audit services, and the fees charged for such non-audit services, by Ernst & Young LLP are compatible with maintaining the independence of Ernst & Young LLP from management and the Company.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements for 2014 be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2014 for filing with the SEC.

Respectfully submitted,

The Audit Committee of the Board of Directors

James C. Cherry (Chairman)

James A. Carroll

Joseph W. Prueher

The Audit Committee Report above does not constitute “soliciting material” and will not be deemed “filed” or incorporated by reference into any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate SEC filings by reference, in whole or in part, notwithstanding anything to the contrary set forth in those filings.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of shares of our common stock and units of limited partnership interest (“OP Units”) of Armada Hoffler, L.P., which we refer to as our operating partnership, as of April 29, 2015 (unless otherwise indicated) by (a) each of our directors, (b) each of our named executive officers, (c) all of our directors and executive officers as a group, and (d) each person known to us to be the beneficial owner of more than five percent of our common stock. Beginning one year after the date of issuance, an OP unit is redeemable for cash equal to the then-current market value of one share of our common stock or, at our option, for one share of common stock. Unless otherwise indicated, all shares and OP Units are owned directly and the indicated person has sole voting and dispositive power with respect to such shares or OP Units. The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or dispositive power with respect to such security. A stockholder is also deemed to be, as of any date, the beneficial owner of all securities that such stockholder has the right to acquire within 60 days after that date through (a) the exercise of any option, warrant or right, (b) the conversion of a security, (c) the power to revoke a trust, discretionary account or similar arrangement, or (d) the automatic termination of a trust, discretionary account or similar arrangement.

Unless otherwise indicated, the address of each person listed below is c/o Armada Hoffler Properties, Inc., 222 Central Park Avenue, Suite 2100, Virginia Beach, Virginia 23462.

Name	Number of Shares Beneficially Owned		% of All Shares(1)	Number of OP Units Beneficially Owned		% of All Shares and OP Units(1)(2)
Daniel A. Hoffler	97,040		*	4,846,550	(3)	12.0%
A. Russell Kirk	64,632.3	(4)	*	1,187,335	(5)	2.9%
John W. Snow	30,912		*	—		*
George F. Allen	8,597		*	—		*
James A. Carroll	7,648		*	—		*
James C. Cherry	9,170		*	—		*
Eva S. Hardy	646		*	—		*
Joseph W. Prueher	8,299		*	—		*
Louis S. Haddad	157,661		*	2,034,615		5.1%
Anthony P. Nero	12,678		*	730,448	(6)	1.8%
Eric E. Apperson	17,696		*	236,112		*

All executive officers, directors and director nominees as a group (14 people)	457,868.3		1.6%	9,258,811		22.4%

More than 5% Beneficial Owners
Blackrock, Inc.(7)	1,668,187		6.5%	—		4.1%
55 East 52nd Street New York, NY 10022
Wellington Management Group LLP(8)	1,527,449		6.0%	—		3.8%
280 Congress Street Boston, MA 02210
Nuveen Asset Management, LLC(9)	1,372,380		5.4%	—		3.4%
333 W. Wacker Drive Chicago, IL 60606

*	Less than 1%
(1)	Based on 25,499,639 shares of our common stock outstanding as of the Record Date.
(2)	Based on 14,768,507 OP Units outstanding as of the Record Date (other than OP Units held by us).
(3)	Includes 279 OP Units held by a limited partnership, which represents Mr. Hoffler’s pecuniary interest in the limited partnership.

(4)	Includes 11,142.3 shares held by Mr. Kirk’s spouse, for which Mr. Kirk disclaims beneficial ownership.
(5)	Includes (i) 91 OP Units held by a limited partnership, which represents Mr. Kirk’s pecuniary interest in the limited partnership and (ii) 33,347 OP Units held by Mr. Kirk’s spouse, for which Mr. Kirk disclaims beneficial ownership.
(6)	Includes 30,094 OP Units held by a trust of which Mr. Nero is a trustee and which was established for the benefit of Mr. Nero’s children.
(7)	Based solely upon the Schedule 13G filed with the SEC by the beneficial owner on February 2, 2015 reporting beneficial ownership as of December 31, 2014. Blackrock, Inc. possesses sole voting power and sole dispositive power over 1,668,187 shares.
(8)	Based solely upon the Schedule 13G/A filed with the SEC by the beneficial owner on February 12, 2015 reporting beneficial ownership as of December 31, 2014. Wellington Management Group LLP possesses shared voting power over 1,008,759 shares and shared dispositive power over 1,527,449 shares of our common stock.
(9)	Based solely upon the Schedule 13G filed with the SEC by the beneficial owner on February 3, 2014 reporting beneficial ownership as of December 31, 2014. Nuveen Asset Management, LLC possesses sole voting power and sole dispositive power over 1,372,380 shares.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transaction Policy

The Board of Directors has adopted a written related person transaction approval policy to further the goal of ensuring that any related person transaction is properly reviewed, approved by the Audit Committee, and fully disclosed in accordance with the rules and regulations of the SEC and the NYSE. The policy applies to transactions or arrangements between the Company and any related person, including directors, director nominees, executive officers, greater than 5% stockholders and the immediate family members of each of these groups (the “Related Persons”). They do not, however, apply with respect to general conflicts between the interests of the Company and our employees, officers and directors, including issues relating to engaging in a competing business and receiving certain benefits from the Company, such as loans or guarantees of obligations, which are reported and handled in accordance with the Company’s Code of Business Conduct and Ethics and other procedures and guidelines implemented by the Company from time to time.

Under the policy, the Related Person is responsible for identifying and reporting to the Audit Committee any proposed related person transaction. In the event the Chief Executive Officer determines that it is impractical or undesirable to wait until an Audit Committee meeting can be convened in order to review a transaction with a Related Person, the Chairperson of the Audit Committee may act as an authorized subcommittee on behalf of the Audit Committee to review such transaction, so long as the Chairperson is a disinterested member with respect to such transaction. After considering all the facts and circumstances available to the Audit Committee, the Audit Committee will approve, ratify or reject the transaction, in its discretion. All approved transactions with Related Persons will be disclosed to the full Board of Directors.

Related Party Transactions

We describe below transactions and series of similar transactions, during our last fiscal year, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•	any of our directors, executive officers, holders of more than 5% of our outstanding common stock or any member of their immediate family had or will have a direct or indirect material interest.

27 Atlantic Development Project

We are providing development and construction services with respect to the development of two hotels, a parking garage and related retail space, which was initiated prior to our initial public offering, in exchange for fees at market rates from a development group in which certain of our directors and executive officers have ownership interests, including Daniel A. Hoffler, our Executive Chairman (27.5%), A. Russell Kirk, our Vice Chairman (16.7%), and Anthony P. Nero, our President of Development (2.9%). The land on which the development will be built is owned by a group in which Messrs. Hoffler and Kirk have a 17.0% and 12.6% ownership interest, respectively. We will provide a construction guarantee for the project, as well as a guaranteed maximum price for the project, including both development and construction services.

For the year ended December 31, 2014, we recognized approximately $1.5 million of revenue for development and construction services related to this project and approximately $1.0 million in related expenses, resulting in an operating margin of approximately $0.5 million. We expect the total cost of this project, which is expected to be completed in March 2017, to be approximately $100 million and the related expenses to be approximately $95 million, both of which are estimates that may change as the project progresses.

Acquisition of Liberty Apartments

On May 1, 2013, we entered into a contribution agreement to acquire Liberty Apartments (formerly known as the Apprentice School Apartments), in Newport News, Virginia, from affiliates of our predecessor, including certain of our officers and directors. Pursuant to the contribution agreement, we agreed to acquire Liberty Apartments upon the satisfaction of certain conditions, including the completion of construction of all three components of the Apprentice School Project.

On January 17, 2014, we closed on the acquisition of Liberty Apartments for approximately $26.7 million of total consideration, including the issuance of 695,652 OP Units (which was based on an agreed upon price of $11.50 per unit), $3.0 million of cash and the assumption of approximately $17.0 million of debt that bears interest at 5.66% and matures in 2042. Of the 695,652 OP Units issued as consideration for the Liberty Apartments acquisition, 670,397 units were received by our executive officers and certain of our directors, as set forth in the table below.

Name	Number of OP Units	Dollar Value of OP Units(1)
Daniel A. Hoffler	363,290	$3,534,812
Executive Chairman
A. Russell Kirk	66,111	$643,260
Vice Chairman
Louis S. Haddad	137,489	$1,337,768
President, Chief Executive Officer and Director
Anthony P. Nero	57,937	$563,727
President of Development
Eric E. Apperson	24,671	$240,049
President of Construction
Michael P. O’Hara	10,546	$102,613
Chief Financial Officer and Treasurer
Shelly R. Hampton	5,193	$50,528
President of Asset Management
Eric L. Smith	5,158	$50,187
Vice President of Operations and Secretary

(1)	Represents the total number of OP Units issued multiplied by $9.73 per unit, which was the closing price of our common stock on the day before the closing date for this acquisition.

General Contracting and Real Estate Services

We also provide general contracting and real estate services to entities in which certain of our directors and executive officers own interests in exchange for fees at market rates. The revenues and costs that we recognized for these projects included the following for the year ended December 31, 2014 (in thousands):

Project	Revenues from Project(s)	Related Costs
Block 11 Garage and Newport News Parking Garage/Student Housing(1)	$5,082	$4,820
Newport News Shipbuilding Apprentice School(2)	174	168

Total	$5,256	$4,988

(1)	Related party interests include the following: Daniel A. Hoffler (50.7%); A. Russell Kirk (5.0%); Louis S. Haddad (20.3%); Anthony P. Nero (10.0%); Eric E. Apperson (2.0%); Shelly R. Hampton (1.0%); and Eric L. Smith (1.0%).
(2)	Related party interests include the following: Daniel A. Hoffler (35.7%) and trust for the benefit of certain of his family members (15.0%); A. Russell Kirk (5.0%); Anthony P. Nero (2.4%) and a trust for the benefit of his children (7.6%); trusts for the benefit of Louis S. Haddad’s family members (20.3%); Eric E. Apperson (2.5%) and certain of his family members (2.5%); certain family members of Michael P. O’Hara (2.0%); and Shelly R. Hampton (1.0%).

Registration Rights

Pursuant to the terms of the partnership agreement of our operating partnership, we agreed to file, following the date on which we become eligible to file a registration statement on Form S-3 under the Securities Act of 1933, as amended, one or more registration statements registering the issuance and resale of the common stock issuable upon redemption of the common units issued in connection with the Formation Transactions, including those issued to our officers and directors and their affiliates. We agreed to pay all of the expenses relating to such registration statements.

Tax Protection Agreements

In connection with certain formation transactions that we consummated in connection with our initial public offering (the “Formation Transactions”), we entered into tax protection agreements that provide benefits to certain prior investors, including Messrs. Hoffler, Haddad, Kirk, Nero, Apperson, O’Hara and Smith and Ms. Hampton and their affiliates and certain of our other officers. These tax protection agreements indemnify these individuals from their tax liabilities resulting from the potential future sale of certain of our properties within seven (or, in a limited number of cases, ten) years after the completion of the Formation Transactions on May 13, 2013. Upon completing the sale of the Virginia Natural Gas office property on November 20, 2014, our operating partnership paid $1.3 million under such tax protection agreements, of which Mr. Hoffler received $408,483 and trusts for the benefit of certain of his family members received $167,699, Mr. Kirk received $92,238 and a trust for the benefit of his children received $47,111, Mr. Haddad received $263,537, Mr. Nero received $131,769 and a trust for the benefit of his children received $6,465, Mr. Apperson received $65,884, Mr. O’Hara received $26,354 and Ms. Hampton received $13,177.

In addition, the tax protection agreements provide that the operating partnership will offer certain of the original contributors, including Messrs. Hoffler, Haddad, Kirk, Nero, Apperson, O’Hara and Smith and Ms. Hampton and their respective affiliates and certain of our other officers, the opportunity to guarantee debt, or, alternatively, to enter into a deficit restoration obligation, for ten years from the closing of our initial public offering in a manner intended to provide an allocation of operating partnership liabilities to the partner for federal income tax purposes. As of April 29, 2015, Shelly R. Hampton and Eric L. Smith have guaranteed $150,000 and $100,000, respectively, of our debt pursuant to the tax protection agreements. This opportunity will also be offered upon certain future repayments, retirements, refinancings or other reductions (other than scheduled amortization) of the currently outstanding liabilities of the entities that held those properties prior to the Formation Transactions during the ten years following the closing of our initial public offering. If we fail to make such opportunities available, we will be required to deliver to each such contributor a cash payment intended to approximate the contributor’s tax liability resulting from our failure to make such opportunities available to that contributor and the tax liabilities incurred as a result of such tax protection payment.

Asset Management Agreements

During 2014, our asset management team served as asset manager for six properties and ten vacant parcels of land in which certain of our officers and directors own interests. Under these agreements, we receive either a flat fee or a fee based on a percentage of the base rents or revenues of the properties. For the year ended December 31, 2014, the total aggregate amount of asset management fees that we received with respect to these properties was approximately $175,000.

Severance Plan

Employees of our operating partnership and its affiliates who are members of a select group of management or highly compensated employees are subject to our Severance Plan, which provides severance benefits upon a termination of employment under certain circumstances. See “Compensation of Executive Officers–Severance Benefits.”

Indemnification of Officers and Directors

Our charter and bylaws provide for certain indemnification rights for our directors and officers and we entered enter into an indemnification agreement with each of our executive officers and directors, providing for procedures for indemnification and advancements by us of certain expenses and costs relating to claims, suits or proceedings arising from their service to us or, at our request, service to other entities, as officers or directors, or in certain other capacities, to the maximum extent permitted by Maryland law.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the NYSE. Executive officers, directors and greater than 10% stockholders are required by the SEC to furnish us with copies of all Forms 3, 4 and 5 that they file.

Based on our review of the copies of such forms, and/or on written representations from the reporting persons that they were not required to file a Form 5 for the fiscal year, we believe that these filing requirements were satisfied by the reporting persons during the fiscal year ended December 31, 2014, except for the following: that John W. Snow, Joseph W. Prueher and James A. Carroll inadvertently were all late filing reports on Form 4 related to shares of common stock that they received in lieu of cash retainers paid to independent directors on June 25, 2014, September 25, 2014 and December 18, 2014.

Other Matters to Come Before the 2015 Annual Meeting

No other matters are to be presented for action at the Annual Meeting other than as set forth in this Proxy Statement. If other matters properly come before the meeting, however, the persons named in the accompanying proxy card will vote all proxies solicited by this Proxy Statement as recommended by our Board of Directors, or, if no such recommendation is given, in their own discretion.

Stockholder Proposals and Nominations for the 2016 Annual Meeting

Any stockholder proposal pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act, to be considered for inclusion in our proxy materials for the 2016 annual meeting of stockholders must be received at our principal executive offices no later than January 1, 2016.

In addition, any stockholder who wishes to propose a nominee to the Board or propose any other business to be considered by the stockholders (other than a stockholder proposal included in our proxy materials pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act) must comply with the advance notice provisions and other requirements of Article II, Section 11 of our bylaws, which are on file with the SEC and may be obtained from Investor Relations upon request. These notice provisions require that nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders for the 2016 Annual Meeting must be received no earlier than December 2, 2015 and no later than January 1, 2016.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for notices of annual meetings, proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. This year, a single notice of the annual meeting of stockholders, or copy of the proxy statement and annual report, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your bank or broker, and direct your written request to Armada Hoffler at 222 Central Park Avenue, Suite 2100, Virginia Beach, VA 23462, Attention: Corporate Secretary, or contact Investor Relations by telephone at (757) 366-6692. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their bank or broker.

* * * *

By Order of the Board of Directors,

Eric L. Smith

Corporate Secretary

Virginia Beach, Virginia

April 30, 2015

C/O BROADRIDGE P.O. BOX 1342 BRENTWOOD, NY 11717

VOTE BY INTERNET- www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M92567-P65950	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ARMADA HOFFLER PROPERTIES, INC.	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors ☐	☐	☐
Nominees:

01) George F. Allen 06) Daniel A. Hoffler
02) James A. Carroll 07) A. Russell Kirk
03) James C. Cherry 08) Joseph W. Prueher
04) Louis S. Haddad 09) John W. Snow
05) Eva S. Hardy

The Board of Directors recommends you vote FOR the following proposal:						For Against Abstain

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2015.					☐ ☐ ☐

NOTE: We may conduct such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report to Stockholders/Form 10-K are available at

www.proxyvote.com.

M92568-P65950

ARMADA HOFFLER PROPERTIES, INC.

Annual Meeting of Stockholders

June 17, 2015 - 10:00 AM

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Michael P. O’Hara and Eric L. Smith, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock, $0.01 par value per share, of ARMADA HOFFLER PROPERTIES, INC. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM EDT on June 17, 2015, at The Westin Virginia Beach Town Center, located at 4535 Commerce Street, Virginia Beach, VA 23462, and any adjournment or postponement thereof.

For Proposal 1 (Election of Directors), you may vote “FOR” all of the nominees to the Board of Directors or you may “WITHHOLD” your vote for all of the nominees or for any nominee(s) that you specify. For Proposal 2 (Ratification of the Appointment of Ernst & Young LLP), you may vote “FOR” or “AGAINST” such proposal or “ABSTAIN” from voting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted “FOR” all of the nominees in Proposal 1 and “FOR” Proposal 2.

Continued and to be signed on reverse side